Exhibit 21
                         Subsidiaries of the Registrant


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                                                                      Exhibit 21


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                                      SUBSIDIARIES OF THE REGISTRANT



                                                                      Percent               State of
                                                                        of                Incorporation
          Parent                   Subsidiary                        Ownership           or Organization
          ------                   ----------                        ---------           ---------------
      FFW Corporation       First Federal Savings Bank of              100%                 Federal
                            Wabash
      FFW Corporation       FirstFed Financial of Wabash,              100%                 Indiana
                            Inc.
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      The financial statements of FFW Corporation are consolidated with those of its subsidiaries.